Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Truist Bank

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)

Gregory Yanok

Vice President

333 Clay Street, Suite 3800

Houston, TX 77002

(713) 425-0860

(Name, address and telephone number of agent for service)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of obligor as specified in its charter)

Maryland	95-4502084
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

ALEXANDRIA REAL ESTATE EQUITIES, L.P.

(Exact name of obligor as specified in its charter)

Delaware	95-4705259
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue
Pasadena, California 91101

(626) 578-0777

(Address of principal executive offices)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:
	(a)	Name and address of each examining or supervising authority to which it is subject.
State of North Carolina – Commissioner of Banks
State of North Carolina
Raleigh, North Carolina

Federal Reserve Bank of Richmond
Post Office Box 27622
Richmond, VA 23261

Federal Deposit Insurance Corporation
Washington, D.C.
	(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.

Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15	No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.

List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

	Exhibit 1.	A copy of the Articles of Incorporation for Truist Bank, as now in effect, attached as Exhibit 1.
	Exhibit 2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank, incorporated herein by reference to Exhibit 1 of this Form T-1.
	Exhibit 3.	The authorization to exercise corporate trust powers was granted under the Articles of Incorporation for Truist Bank, incorporated herein by reference to Exhibit 1 of this Form T-1.
	Exhibit 4.	A copy of the existing By-Laws of Branch Banking and Trust Company (now Truist Bank), as now in effect, attached as Exhibit 4.
	Exhibit 5.	Not applicable.
	Exhibit 6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
	Exhibit 7.	Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
	Exhibit 8.	Not applicable.
	Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and the State of Texas, on the 21st day of December, 2020.

TRUIST BANK

By:	/s/ Gregory Yanok
Name:	Gregory Yanok
Title:	Vice President

Exhibit 1 to Form T-1

EXHIBIT 1

ARTICLES OF RESTATEMENT

OF

BRANCH BANKING AND TRUST COMPANY

The undersigned corporation hereby submits these Articles of Restatement for the purpose of integrating into one document its original articles of incorporation and all amendments thereto:

1.	The name of the corporation is Branch Banking and Trust Company.

2.	Attached hereto as Exhibit A are the Restated Articles of Incorporation of Branch Banking and Trust Company (“Restated Articles”), which contain amendments to the Articles of Incorporation requiring shareholder approval.

3.	The Restated Articles of Incorporation of the corporation were adopted by its shareholders on the 27th of June, 1996, in the manner prescribed by North Carolina General Statutes, Chapter 55.

4.	The Restated Articles are to be effective upon filing.

This the 28th day of June, 1996.

BANKING AND TRUST COMPANY

Name:	Robert E. Greene
Title:	President

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

BRANCH BANKING AND TRUST COMPANY

ARTICLE I

Name

The name of the corporation is BRANCH BANKING AND TRUST COMPANY.

ARTICLE II

Duration

The period of duration of the corporation shall be perpetual.

ARTICLE III

Purposes

The purposes for which this corporation is formed are to act as agent to the extent permitted by the laws of the State of North Carolina; to conduct a commercial banking business, a savings banking business and a trust and fiduciary business and to exercise all such powers as are required to carry on and conduct a general banking and trust business and such other related enterprise as may be incident to or connected therewith and, specifically, to exercise all of the powers conferred upon banking and private corporations by the laws of the State of North Carolina.

ARTICLE IV

Capital Stock

The corporation shall be authorized to issue five million shares of voting common stock, all of one class, having a par value of $5.00 per share.

ARTICLE V

Registered Office

The address of the registered office of the corporation is 200 West Second Street, Winston- Salem, Forsyth County, North Carolina 27101 and the name of its registered agent at such address is Jerone C. Herring.

ARTICLE VI

Incorporators

The names and addresses of the incorporators are:

Name	Address

F.L. Carr	402 South Kincaid Avenue Wilson, NC 27893

John Graves	209 Wilshire Boulevard Wilson, NC 27893

Thorne Gregory	1200 Brookside Drive Wilson, NC 27893

G.S. Tucker, Jr.	1415 West Nash Street Wilson, NC 27893

R.P. Watson	1301 Watson Drive Wilson, NC 27893

ARTICLE VII

Bylaws

As of the Close of Business on [December 31, 2019]:

The Board of Directors of the corporation shall have the right and authority to make and adopt such bylaws for the management of the corporation as they shall deem necessary and proper, and shall have the further right and authority to amend, alter, and rescind said bylaws, from time to time as they deem to be in the best interests of the corporation.

ARTICLE VIII

Preemptive Rights

No holder of stock of the corporation shall be entitled as of right or have any preemptive right to subscribe for or purchase any additional or increased stock of the corporation of any class, whether now or hereafter authorized, or obligations convertible into any class of stock, or stock of any class convertible into stock of any other class, or obligations, stock or other securities carrying warrants or rights to subscribe for stock of the corporation of any class, whether now or hereafter authorized, but any and all shares of stock, bonds, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants entitling the holders thereof to subscribe to stock, may be issued, sold or disposed of from time to time by authority of the Board of Directors of the corporation to such persons, firms or corporations and for such consideration, insofar as permitted by law, as the Board of Directors shall from time to time determine.

ARTICLE IX

Liquidation Account

Pursuant to the requirements of the Office of Thrift Supervision’s regulations (12 C.F.R. 563b), the Corporation shall assume and, for the period required by such regulations, maintain the following liquidation accounts initially established and maintained by:

First Federal of the Carolinas, F.A., assumed and maintained by BB&T Federal Savings Bank of High Point, and thereafter assumed and maintained by Branch Banking and Trust Company of High Point for the benefit of Branch Banking and Trust Company of High Point’s (as successor to First Federal of the Carolinas, F.A. and BB&T Federal Savings Bank of High Point) savings account holders as of September 30, 1977, as and June 30, 1980 (eligible savers);

Home Savings and Loan Association, Inc. and thereafter assumed and maintained by Branch Banking and Trust Company of Durham for the benefit of Branch Banking and Trust Company of Durham’s (as successor to Home Savings and Loan Association, Inc. and BB&T Federal Savings Bank of Durham, Inc.) savings account holders as of September 30, 1985 (“eligible savers”);

Old Stone Bank of North Carolina, a Federal Savings Bank and thereafter assumed by Old Stone Interim Bank (as successor to Old Stone Bank of North Carolina, a Federal Savings Bank) for the benefit of its savings account holders as of June 30, 1978, as of September 30, 1980 and as of July 31, 1982 (“eligible saver”);

Mutual Federal Savings and Loan Association (“Mutual Federal”) and Western Carolina Savings and Loan Association, Inc. (“Western Carolina”), thereafter assumed by SNB Savings S.S.B., Inc. (“SNB”) Savings (as successor to Mutual Federal and Western Carolina) and thereafter assumed by SNB Interim Bank (as successor to SNB Savings) for the benefit of Mutual Federals savings account holders as of September 29, 1986, and Western Carolinas savings account holders as of March 31, 1987, in each case who continue to maintain such accounts with the corporation (“eligible savers);

Gate City Federal Savings Bank, and thereafter assumed by Gate City Bank for the benefit of Gate City Banks (as successor to Gate City Bank) savings account holders as of November 30, 1989, and March 31, 1991 (eligible savers);

Albemarle Bank for the benefit of Albemarle Banks (as successor to Albemarle Savings and Loan Association, Inc.) savings account holders as of November 30, 1989, and March 31, 1991 (eligible savers);

Peoples Federal Savings Bank of Thomasville and thereafter assumed by Peoples Bank (as successor to Peoples Federal Savings Bank of Thomasville) for the benefit of Peoples Bank’s savings account holders as of April 30, 1991 (“eligible savers”);

First Federal Savings Bank of Pitt County, thereafter assumed and maintained by BB&T Federal Savings Bank of Pitt County, and thereafter assumed and maintained by BB&T Federal Savings Bank of Pitt County, and thereafter assumed and maintained by BB&T Bank of Pitt County for the benefit of BB&T Bank of Pitt County’s (as successor to First Federal Savings Bank of Pitt County and BB&T Federal Savings Bank of Pitt County) savings account holders as of September 30, 1978 and as of June 30, 1980 (“eligible savers”);

Carolina Savings Bank, Inc. and thereafter assumed by Carolina Bank (as successor to Carolina Savings, Inc.) for the benefit of Carolina Bank’s savings account holders as of December 31, 1991 (“eligible savers”);

Security Federal Savings Bank and thereafter assumed by Security Bank (as successor to Security Federal Savings Bank) for the benefit of Security Bank’s savings account holders as of June 19, 1990 (“eligible savers”);

Edenton Savings and Loan Association, Inc. and thereafter assumed by Edenton Bank (as successor to Edenton Savings and Loan Association, Inc.) for the benefit of Edenton Bank’s savings account holders as of March 31, 1992 (“eligible savers”);

Mutual Savings Bank and thereafter assumed by Mutual Interim Bank (as successor to Mutual Savings Bank) for the benefit of its savings account holders as of October 29, 1993 (“eligible savers”);

Citizens Savings Bank and thereafter assumed by Citizens Interim Bank (as successor to Citizens Savings Bank) for the benefit of Citizens’ savings account holders as of April 15, 1982 (“eligible savers”);

Citizens Savings Bank of Mooresville and thereafter assumed by Citizens Interim Bank of Mooresville (as successor to Citizens Savings Bank of Mooresville) for the benefit of Citizens Savings Bank’s savings account holders as of December 23, 1993 (“eligible savers”); and

Mutual Savings Bank of Rockingham County and thereafter assumed by Mutual Interim Bank (as successor to Mutual Savings Bank of Rockingham County) for the benefit of Mutual Savings Bank’s savings account holders as of October 29, 1993 (“eligible savers”);

In the event of a complete liquidation of the Corporation, it shall comply with the above-cited Office of Thrift Supervision regulations with respect to the amount and the priorities on liquidation of each of the eligible savers’ inchoate interest in the appropriate liquidation account, to the extent such account is still in existence; provided, that an eligible saver’s inchoate interest in a liquidation account shall not entitle such eligible saver to any voting rights at meetings of the stockholders of the Corporation.

ARTICLES XII

Limitation of Director’s Liability

To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damages for breach of his duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. The limitation of liability provided for in this paragraph shall not apply to acts or omissions which would be contrary to the provisions of Chapter 53 of the North Carolina General Statutes (or any successor statute).

This the 28th day of June, 1996.

By:	/S/

Name:	Robert E. Greene

Title:	President

NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

BRANCH BANKING AND TRUST COMPANY

the original of which was filed in this office on the 22nd day of December, 2008.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 26th day of July, 2017.

/S/

Secretary of State

State of North Carolina	SOSID: 0023695 Date Filed: 12/22/2008 4:30:00 PM Elaine F. Marshall North Carolina Secretary of State C200835700860
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is:	Branch Banking and Trust Company

2.	The text of each amendment adopted is as follows (State below or attach):
See Annex A attached hereto.

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4.	The date of adoption of each amendment was as follows	December 18, 2008.

5.	(Check either a, b, c, or d, whichever is applicable)

a. ____  The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

b. ____  The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c. ____  The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

d.    X    The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF AMENDMENT

6.	These articles will be effective upon filing, unless a delayed time and date is specified:
Not applicable.

This the 18th day of December       , 2008

Branch Banking and Trust Company
Name of Corporation

/S/
Signature
Christopher L. Henson,
Chief Financial Officer
Type or Print Name and Title

ANNEX A

BRANCH BANKING AND TRUST COMPANY

AMENDMENT NO. 1 TO THE
RESTATED
ARTICLES OF INCORPORATION

This Amendment No. 1 (this “Amendment”) amends the Restated Articles of Incorporation (the “Original Articles”) of Branch Banking and Trust Company (the “corporation”) heretofore in effect.

1.             The Original Articles are hereby amended as follows:

A.       Article IV of the Original Articles is hereby deleted in its entirety and replaced with the following:

ARTICLE IV

Capital Stock

The authorized number of shares of stock of the corporation is five million, two thousand, nine hundred shares of stock, of which five million are classified as shares of voting common stock, all of one class, having a par value of $5.00 per share (the “Common Stock”) and two thousand, nine hundred are classified as shares of Series A Noncumulative Perpetual Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).”

B.       The following new Section 4.01 is hereby added:

“Section 4.01. Series A Preferred Stock. in addition to such matters specified elsewhere in this Article IV, the Series A Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

(a)      Designation and Amount. The shares of Preferred Stock shall be designated as the Series A Noncumulative Perpetual Preferred Stock, and the number of shares constituting the Series A Preferred Stock shall be two thousand, nine hundred (2,900). The liquidation preference of the Series A Preferred Stock shall be $1,000,000 per share (the “Series A Liquidation Value”).

(b)      Rank. The Series A Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the corporation, rank (i) senior to all classes and series of Common Stock of the corporation and to all classes and series of capital stock of the corporation now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation, or which do not specify their rank (collectively with the Common Stock, the “Series A Junior Securities”); (ii) on a parity with each other class of capital stock or series of preferred stock issued by the corporation after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation (the “Series A Parity Securities”); and (iii) junior to each other class of capital stock or series of preferred stock issued by the corporation after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation (collectively, the “Series A Senior Securities”).

(c)           Dividends. Dividends are payable on the Series A Preferred Stock as follows:

(i)       The holders of shares of the Series A Preferred Stock in preference to the Series A Junior Securities shall be entitled to receive, out of funds legally available for that purpose, when, as, and if declared by the Board of Directors of the corporation, dividends payable in cash at the annual rate of five percent (5%) of the Series A Liquidation Value (the “Series A Dividend Rate”).

(ii)       Dividends on the Series A Preferred Stock shall be noncumulative. Dividends not paid on any Series A Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series A Dividend Period to but excluding the immediately succeeding Series A Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series A Dividend Payment Date of each year with respect to the Series A Dividend Period ending on the day immediately prior to such Series A Dividend Payment Date at the Series A Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on March 15, 2009 with respect to any shares of Series A Preferred Stock issued prior to that Series A Dividend Payment Date; provided that dividends payable on the Series A Preferred Stock on the Series A Dividend Payment Date immediately following the first Series A Dividend Period following the Issue Date (and any dividend payable for a period less than a full quarter period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series A Dividend Period; and provided, further, that dividends payable on the initial Series A Dividend Payment Date following the Issue Date shall include any accumulated and unpaid dividends on the Fixed Rate Exchangeable Non-cumulative Perpetual Series C Preferred Stock of Matewan Realty Corporation exchanged for the Series A Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series A Preferred Stock shall be paid only in cash.

(iii)       No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the corporation if such declaration or payment shall be restricted or prohibited by law.

(iv)       Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full dividends declared, as herein provided, on the shares of Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series A Preferred Stock that may be in arrears.

(v)       (A) So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series A Junior Securities and other than as provided in clause (B) below) shall be declared, paid or set aside for payment or other distribution upon any Series A Junior Securities or any other Series A Parity Securities, nor shall any shares of any Series A Junior Securities or any other Series A Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series A Junior Securities) unless, in each case, the full dividends on all outstanding shares of the Series A Preferred Stock shall have been declared and paid, when due, for the Series A Dividend Period, if any, terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

(B)       When dividends for any Dividend Period are not paid in full, as provided in clause (A) above, on the shares of the Series A Preferred Stock or any other Series A Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series A Preferred Stock and any other Series A Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series A Preferred Stock for such Series A Dividend Period and such other Series A Parity Securities for the corresponding dividend period bear to each other.

(d)       Liquidation Preference.

(i)        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders an amount in cash equal to the Series A Liquidation Value for each share outstanding, plus an amount in cash equal to the unpaid dividends thereon for the then current Series A Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series A Junior Securities. If the assets of the corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Series A Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amount to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Series A Parity Securities are entitled were paid in full.

(ii)       For the purpose of this Section 4.01(d), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation, nor the consolidation or merger of the corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the corporation.

(e)       Redemption. The Series A Preferred Stock shall be redeemable at any time, in whole or in part, at the option of the corporation, but with the consent of the FDIC and any other appropriate regulatory authorities, if required, for cash out of any source of funds legally available, at a redemption price to 100% of the Series A Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series A Dividend Payment Date (the “Series A Redemption Price”). Any date of such redemption is referred to as the “Series A Redemption Date.” If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the corporation will select those to the redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

The Series A Preferred Stock is not subject to any sinking fund.

(f)       Procedure for Redemption.

(i)       Upon redemption of the Series A Preferred Stock pursuant to Section 4.01(e) hereof, notice of such redemption (a “Series A Notice of Redemption”) shall be mailed by first-class mail, postage prepaid, not less than ten (10) days nor more than twenty (20) days prior to the Series A Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the corporation has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series A Redemption Date; (B) the Series A Redemption Price; (C) the aggregate Series A Liquidation Value to be redeemed; (D) that on the Series A Redemption date, the applicable Series A Redemption Price will become due and payable upon each share of Series A Preferred Stock to be redeemed and that dividends will cease to accrue on and after such Series A Redemption Date; (E) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (F) the CUSIP number of the shares being redeemed, if any.

(ii)       If a Series A Notice of Redemption shall have been given as aforesaid and the corporation shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series A Preferred Stock as to which a Series A Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series A Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series A Redemption Date (unless the corporation shall default in making payment of the Series A Redemption Price), all rights of the holders thereof as shareholders of the corporation by reason of the ownership of such shares (except their right to receive the Series A Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The corporation shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series A Preferred Stock so called for redemption shall not claim the Series A Redemption Price for its shares within twelve (12) months after the related Series A Redemption Date, the Transfer Agent shall, upon demand, pay over to the corporation such amount remaining on deposit, and the transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the corporation for payment thereof.

(iii)       Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series A Redemption Date, the corporation shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series A Redemption Price for the shares to be redeemed on the Series A Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series A Redemption Price. The corporation may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Winston-Salem, North Carolina at the opening of business of such Series A Redemption Date.

(iv)       Except as otherwise expressly set forth in this Section 4.01(f), nothing contained in these Amended and Restated Articles of Incorporation shall limit any legal right of the corporation to purchase or otherwise acquire any shares of Series A Preferred Stock at any price, whether higher or lower than the Series A Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise with the prior approval of the FDIC or the Commissioner (if required).

(v)       If the corporation shall not have funds legally available for the redemption of all of the shares of Series A Preferred Stock on any Series A Redemption Date, the corporation shall redeem on the Series A Redemption Date only the number of shares of Series A Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series A Preferred Stock shall be redeemed, at the option of the corporation, on the earliest practicable date next following the day on which the corporation shall first have funds legally available for the redemption of such shares.

(g)       Reacquired Shares. Shares of the Series A Preferred Stock that have been redeemed, purchased or otherwise acquired by the corporation are not subject to reissuance or resale as shares of Series A Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the corporation shall designate them again for issuance as part of a series.

(h)       Voting Rights. Except as otherwise required by applicable law, the holders of Series A Preferred Stock shall not have any voting rights.”

C.       The following new Section 4.02 is hereby added:

“Section 4.02. Definitions. For the purpose of Section 4.01 hereof, the following terms shall have the meanings indicated:

“Business Day” means a day on which the banking institutions in Winston-Salem, North Carolina are open for business and are not authorized or required by law or executive order to close.

“corporation” means Branch Banking and Trust Company, a state bank chartered under the laws of the State of North Carolina.

“Dividend Payment Date” means a Series A Dividend Payment Date.

“Exchange Date” means any date on which the Fixed Rate Exchangeable Noncumulative Perpetual Series C Preferred Stock of Matewan Realty Corporation is exchanged for the Series A Preferred Stock.

”FDIC” means the Federal Deposit Insurance Corporation, or any successor

“Issue Date” means the first date on which shares of Series A Preferred Stock are issued.

“Person” means any individual, firm, bank or other entity and shall include any successor (by merger or otherwise) of such entity.

“Record Date” means the first day of the month in which the applicable Dividend Payment Date falls for dividends declared by the Board of Directors.

“Series A Dividend Payment Date” means March 15, June 15, September 15, and December 15 of each year.

“Series A Dividend Period” is the period from a Series A Dividend Payment Date to, but excluding, the next succeeding Series A Dividend Payment date, except that the initial Series Dividend Period shall commence on the date of the original issuance of shares of Series A Preferred Stock.

“Series A Dividend Rate” has the meaning set forth in Section 4.01(c)(i).

“Series A Junior Securities” has the meaning set forth in Section 4.01(b) hereof.

“Series A Liquidation Value” has the meaning set forth in Section 4.01(a) hereof.

“Series A Notice of Redemption” has the meaning set forth in Section 4.01(f)(i) hereof.

“Series A Parity Securities” has the meaning set forth in Section 4.01(b) hereof. “Series A Preferred Stock” has the meaning set forth in Section 4.01(a) hereof. “Series A Redemption Date” has the meaning set forth in Section 4.01(e) hereof. “Series A Redemption Price” has the meaning set forth in Section 4.01(e) hereof. “Series A Senior Securities” has the meaning set forth in Section 4.01(b) hereof.

“Transfer Agent” means a bank or trust company as may be appointed from time to time by the Board of Directors of the corporation, or a committee thereof, to act as transfer agent, paying agent and registrar of the Series A Preferred Stock.”

D.       The following new section 4.03 is hereby added:

“Section 4.03. Common Stock. The Common Stock shall be subject to the terms of the Series A Preferred Stock and any Series A Parity Securities and Series A Senior Securities (collectively, the “Preferred Securities”) and the express terms of any series thereof Each share of Common Stock shall be equal to every other share of Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock on all questions presented to the shareholders. Subject to any rights to receive dividends to which the holders of the outstanding Preferred Securities may be entitled, the holders of shares of Common Stock shall be entitled to receive Dividends, if and when declared, payable from time to time by order of the Board of Directors from funds legally available therefor.”

OFFICE OF THE COMMISSIONER OF BANKS

CERTIFICATE OF AUTHORITY
FOR ARTICLES OF AMENDMENT

Branch Banking and Trust Company, a North Carolina state-chartered bank headquartered in Winston-Salem, Forsyth County, North Carolina, has submitted to me as Commissioner of Banks for the State of North Carolina, Articles of Amendment, for the purposes of allowing Branch Banking and Trust Company to issue Series A Preferred Stock.

I hereby certify that Branch Banking and Trust Company is a North Carolina chartered bank in good standing with the Office of the Commissioner of Banks which is permitted by law to effect the said amendment for the purpose herein stated. Authority to file the Articles of Amendment is, therefore, granted effective on the date and at the time specified therein.

This the 22nd day of December, 2008.

/S/
Joseph A. Smith, Jr.
Commissioner of Banks

[LOGO]

ARTICLES OF AMENDMENT
Page 2

This the 6th day of December, 2019

Branch Banking and Trust Company
Name of Corporation

Daryl N. Bible (signature)
Signature

Daryl N. Bible, Senior Executive Vice President and Chief Financial Officer
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.

BUSINESS REGISTRATION DIVISION P. O. BOX 29622 RALEIGH, NC 27626-0622
(Revised July 2017) *(Form B-02)*

Date Filed: 121612019 9:03:00 Ai\1 Siaiof North Carolina Department of the. Secretary of State !>RTICLES OF AMENDMENT BUSINllSS CORPORATION Pursuant 10 §.5.5·10..()6 of Ult (ieneraJ Sta1utes ofl':ortb Cnroli na. the undmignod t:orpon.ation hereby $Ubmiu the followina Ar1ides of Ame1\dmct1t for the ptlr!X)SeOfaiJ'II!Jldln.& ilS Ar1ic!es oiJncorporation. 1. 'l'he nameorthe <»rppTation is: Branch Bankni g and Trust Company 2. The te.xt of eaelt amendment adopted iS <I$ folk>w$ (St<Jic /:!do'"' or olt!lch): Please see anached. J. If an amendment provides ror an e:.:ch.1nge.reclassification, or ctncell m.ion of iss M:d share,.prtwiskms for ilnpk:me ttin& the amcndmeru,lr not col'ltai nod in the. an!tl'ld•ntflt itstlf,ate as follow : 4, Tht c.late of udoptionof each;amendment ....11s II$ rol'olo'$,C'Dece::::::m::::b:e::::r_:3:::·_:2::0 1;:9 __ (Cbed: either a, b, c,or d.whiehe-r i$ applieable) .S. a.OThe amendment(s) WiiS (were) duly .1dopttd by lht.: incorpor.l!OI1 prior 10 1he iSSU3r.« of $bares. b.D.The ametldment(s) was (were) duly adopted by the board ordircC'Iors prior to1he is•ance of sh res. c.DThe-amendment(s) wu(were) duly uJoptcd by theOO,.rd of dircc;tors wilt shareboldc:t ru:do-ll II$ shard!older &etion Wti 001 requi red because (se1 fortho brief explanation ofwhJ sharlholdu uctio11 was nQI r uir4!d) d.J:zJ••The amend ment(s) was (were) approvtd by sharclloldcraetion.and stM:h slurehoackr Approvul wa$ ob.ai ned II$ required by Chaph:r SS orHlt North C:lrolina General Statuti>t. RAL€1CII., NC 27626·0622 {FM11s 8·02) BUSINESS REGISTR/•;nON OJ VISION (Retdse-dJ11Iy J0/7) P.0. BOX 29622 sosm, oo2J6?s IUfect i ve: HJ7120J9 Elain t f. Marshall North Cnroll na Secreta rv orStare C2019 340 00039

ARTICLES OF AMENDMENT

OF

BRANCH BANKING AND TRUST COMPANY

2. The following text will replace the current text of ARTICLE I in its entirety:

   The name of the Corporation is Truist Bank.

3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4. The amendment was approved by the sole shareholder of the corporation on December 3, 2019, in accordance with Section 55-10-03 of the North Carolina Business Corporation Act.

5. These Articles of Amendment will be effective at 12:06 a.m. on December 7, 2019.

This is the 6th day of December, 2019.

BRANCH BANKING AND TRUST COMPANY

By: [signature]
Name: Daryl N. Bible
Title: Senior Executive Vice President and Chief Financial Officer

ARTICLES OF AMENDMENT r,..2 6. Thele articles \\iU beeffli\'t Up<)o tilin.a,lllliC3s a d.:layed timed d11te d specified: 12:06AM EST on Deammr 7, 2019. This thc: dlyof· Dea!c.:..;.:.mbe_.:..:.'----20 Branch Banking and Trust Company "-.N=•ofCocpomhoo M:vaku !WIIk ....,_,..._QI:_ ".Sisnature TypePrintme and Title NOTeS: 1. Filing fee ''S,O. Th4mil$! he filed wl<.h die.Secnwy ofSillk. BUSINESS REGISTRATION DIVISION (RC"•iwd July 2017) P. 0.BOX 29622 RALEIGH. NC l'7626-06ll (FQI71JB·02) -2-

OFFICE OF THE COMMISSIONER OF BANKS

CERTIFICATE OF AUTHORITY
FOR
ARTICLES OF AMENDMENT

I, Stephanie Ryals, Chief Deputy Commissioner of Banks for the State of North Carolina, hereby certify that the foregoing ARTICLES OF AMENDMENT of Branch Banking and Trust Company, having its principal office in Charlotte, Mecklenburg County, North Carolina, were approved by the Office of the Commissioner of Banks for filing at the Office of the Secretary of State. Authority to record the Articles of Amendment is hereby granted.

This the 26th day of November, 2019.

Stephanie Ryals
Chief Deputy Commissioner of Banks

ARTICLES OF AM£NDM[NT OF BRANCH BANKING AND TRUST COMPANY The undersigned corporation hereby submits these Articles of Amendment in accordance with Section 55·10·03 and 55·10-06 of the North Carolina Business Corporation t\ct for the purpose of amending its Articles of Incorporation: I . The name oft he corporation is:Branchanking and Trust Company. 2. The following text will replace the current te.xt of ARTICLE I in its entirety: The name of the Corporation is Truist Bank. 3. The amendmen t does not provide for an exchange, reclassification or cancella1ion of issued shares. 4. The amend men t was approved by the sole shareholder of the corporation on t:>ec.e.mbe.r 3,2019, i n accordance with Section 55-10-03 of the North Carolina Business Cotporation Act 5. These Anicles of Amendmen t will be effecti ve at 12:06 a.m.on Dc:ccm ber 7, 2019. 11lis is1he 6th day of Decem ber, 2019. BRANCUBANKING AND TRUST CO iPANY By: A.J.-4_ Name:oarr.BibJC TitiC': Senior Executive Vice President and Chicf Financial Officer -3-

EXHIBIT 4 TO FORM T-1

BYLAWS OF BRANCH BANKING AND TRUST COMPANY

As Amended and Restated, Effective August 27, 2013

ARTICLE I

Offices

1.       Principal Office: The principal office of Branch Banking and Trust Company (the “bank”) shall be located at 200 West Second Street, Winston-Salem, North Carolina, or at such other place as the Board of Directors may fix from time to time.

2.       Registered Office: The bank shall maintain a registered office or registered offices at such place or places as may be required by applicable law.

3.       Other Offices: The bank may have offices at such other places as the Board of Directors may from time to time determine, or as the business affairs and general operations of the bank may require.

ARTICLE II

Meetings of Sole Shareholder

1.       Place of Meetings: All meetings of the bank’s sole shareholder, BB&T Corporation, shall be held at the principal office of the bank, or at such other place, either within or without the State of North Carolina, as shall be designated by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors and designated in the notice of the meeting.

2.       Annual Meetings: The annual meeting of the bank’s sole shareholder shall be held on such date and at such time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting.

3.       Substitute Annual Meetings: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of this Article relating to special meetings. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4.       Special Meetings: Except as otherwise provided by any applicable law, special meetings may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors of the bank.

5.       Notice of Meetings; Waiver:

(a)     Written, printed or electronically transmitted notice of a meeting stating the date, time and place of the meeting shall be delivered to the bank’s sole shareholder not less than 10 nor more than 60 days before the date thereof, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors.

(b)     In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted at the meeting, unless a description of the matter is required by the provisions of applicable law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c)     The bank’s sole shareholder may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder and delivered to the bank for inclusion in the minutes or filing with the corporate records. Attendance at a meeting by the sole shareholder waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

6.       Proxies: Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the bank’s sole shareholder.

7.       Action without Meeting: Any action that is required or permitted to be taken at a meeting of the sole shareholder may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by the sole shareholder, and delivered to the bank for inclusion in the minutes or filing with the corporate records.

8.       Conduct of Meetings:

(a)     Unless determined otherwise by the Board of Directors, the Chief Executive Officer of the bank shall act as chairman at all meetings of the sole shareholder and the Secretary or an Assistant Secretary of the bank shall act as secretary at all meetings of sole shareholder.

(b)     The Board of Directors or, in its absence, the chairman of the meeting may, to the extent not prohibited by applicable law, establish such rules or regulations for the conduct of meetings of the sole shareholder as the Board or the chairman, as the case may be, shall deem necessary, appropriate or convenient.

ARTICLE III

Directors

1.       General Powers: All corporate powers shall be exercised by or under the authority of, and the business affairs and operations of the bank shall be managed by or under the direction of, the Board of Directors, except as otherwise provided by applicable law or in the articles of incorporation.

2.       Number, Tenure, and Qualification: The Board shall consist of not less than five nor more than thirty members and the number of members shall be fixed and determined from time to time by a resolution of the majority of the full board or by resolution of the sole shareholder. Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director. Each director shall hold office until his or her death, resignation, retirement, removal, disqualification, or his or her successor is elected and qualified. Unless otherwise permitted by applicable law, not less than three-fourths of the directors shall be citizens of the United States of America and satisfy the eligibility requirements for bank directors imposed by federal law and Chapter 53C of the North Carolina General Statutes or any successor thereto. In addition, a director must do either of the following: (i) appoint an agent in Wake County, North Carolina, for service of process; or (ii) consent, on a form satisfactory to the North Carolina Commissioner of Banks, to the following: that the North Carolina Commissioner of Banks may serve as the director’s agent for service of process and that the director consents to jurisdiction in Wake County, North Carolina, but only for purposes of any action or proceeding brought by the North Carolina Commissioner of Banks.

3.       Election of Directors: Except as provided in Section 5 of this Article, directors shall be elected at the annual meeting of the sole shareholder of the bank.

4.       Removal: Any director may be removed from office by the bank’s sole shareholder with or without cause.

5.       Vacancies: A vacancy occurring on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors. The bank’s sole shareholder may elect a director at any time to fill a vacancy not filled by the directors. In addition, at any meeting of the sole shareholder, the shareholder may authorize not more than two additional directorships which may be left unfilled to be filled in the discretion of the Board during the interval between shareholders’ meetings. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

6.       Compensation: The Board of Directors may compensate non-management directors for their services as such and may provide for the payment of expenses incurred by all directors, as appropriate, in connection with such services.

7.       Director Retirement: A director, upon reaching age seventy-two, shall retire as a director effective as of the end of that calendar year without any further action by the sole shareholder or the Board of Directors.

8.       Chairman of the Board; Vice Chairmen: There shall be a Chairman of the Board of Directors elected by the directors from their members. The Chairman may also be the Chief Executive Officer of the bank. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be incident to the office of Chairman or as may be directed by the Board. There may also be one or more Vice Chairmen of the Board of Directors elected by the directors from their members. Such Vice Chairman or Vice Chairmen shall perform such other duties as may be incident to the office of Vice Chairman or as may be directed by the Board. The Chairman or any Vice Chairman may be removed solely by the Board.

9.       Executive Committee: The Board of Directors shall appoint an Executive Committee comprised of not less than three members of the Board. The Executive Committee shall have such powers and duties as may be stated in its charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law. Without limiting the foregoing, to the extent permitted by applicable law and authorized by the Board of Directors, the Executive Committee shall have and may exercise, during the intervals between the meetings of the Board, all the powers and authority of the Board of Directors in the management of the business affairs and operations of the bank.

10.     Audit Committee: The Board of Directors shall appoint an Audit Committee, comprised solely of not less than three independent directors. Members of the Audit Committee shall be elected by a majority of the Board and in compliance with Section 363 of the Federal Deposit Insurance Corporation Rules and Regulations. The Audit Committee shall have such other powers and duties as may be stated in its charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

11.     Other Committees: The Board of Directors may appoint such other committees of the Board (including a Trust Committee, a Compensation Committee, a Risk Committee and a Loan Committee) as: (i) the Board shall deem appropriate for the safe and sound operation of the bank in a manner consistent with applicable law and regulations; (ii) as required by the North Carolina Commissioner of Banks; or (iii) as may be required by applicable law. Members of such committees shall be elected by a majority of the Board. Each committee shall have a minimum of three members. Each such committee shall have such powers and duties as may be stated in such committee’s charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

12.     Advisory Directors: The Board of Directors may also appoint local advisory directors as it deems useful to the business of the bank; provided, however that the local advisory directors shall in no way be deemed to be directors serving on the Board of Directors.

13.     General Committee Matters: Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the Board apply to committees of the Board established under this Article.

ARTICLE IV

Meetings of Directors

1.       Regular Meetings: Regular meetings of the Board of Directors and the committees thereof may be held without notice of the date, time, place or purpose of the meeting, either inside or outside the State of North Carolina, as the Board of Directors shall determine in accordance with North Carolina law. Minutes of all board and committee meetings, regular or special, shall be kept and maintained by the bank, and all such minutes shall be submitted to the Board for its review at or prior to its next meeting and for approval at such meeting as required by applicable law.

2.       Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary of the bank, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the North Carolina Business Corporation Act, the articles of incorporation or the bylaws.

3.       Waiver of Notice: A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. In addition, attendance at or participation by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not later vote for or assent to action taken at the meeting.

4.       Quorum: A majority of the number of duly elected or appointed directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

5.       Adjournment: Any duly convened regular or special meeting may be adjourned to a later date or time without further notice.

6.       Manner of Acting: Except as otherwise provided in the articles of incorporation or by applicable law, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

7.       Presumption of Assent: A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the Secretary immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

8.       Action without Meeting: Action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without meeting may be in electronic form and delivered by electronic means.

9.       Attendance by Electronic, Telephonic or Similar Means: Unless otherwise provided by the articles of incorporation, the bylaws or the Board, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE V

Officers

1.       Title and Number: The officers of the bank may consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Administrative Officer, a Chief Risk Officer, one or more Senior Executive Vice Presidents, one or more Regional Presidents, one or more Executive Vice Presidents, a Secretary, a Treasurer, a Controller, and such Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect or as may otherwise be elected pursuant to this Article. Any two or more offices may be held by the same person, except that no individual may act in more than one capacity where action of two or more officers is required.

2.       Election and Term: The officers of the bank shall be elected by the Board of Directors or by a duly designated committee of the Board. Each officer shall hold office until a successor is elected and qualified, or until his or her resignation, retirement, death, removal or disqualification.

3.       Removal: The Board of Directors may remove or terminate any officer at any time with or without cause. In addition, any officer other than the Chief Executive Officer may be removed or terminated at any time with or without cause by a duly designated Board committee or by a superior officer. Removal, resignation or termination of an officer shall be without prejudice to the contract rights, if any, of the person so removed.

4.       Compensation: The compensation of all officers of the bank shall be fixed by the Board of Directors or by or under the direction of a duly designated committee of the Board or other officer or officers designated by the Board.

5.       Chief Executive Officer: The Chief Executive Officer shall have full executive powers, shall be the principal executive officer of the bank, shall have and exercise all powers, duties and authority incident to the office of Chief Executive Officer or as prescribed by the Board and shall, subject to the direction and control of the Board, supervise, direct and control the management of the bank in accordance with these bylaws. The Chief Executive Officer may also serve as Chairman of the Board in accordance with Article III, Section 8.

6.       Other Officers: Each officer other than the Chief Executive Officer shall have such title or titles, perform such duties and exercise such powers as may be incident to his or her office or prescribed by the Board, a duly designated committee of the Board or the Chief Executive Officer.

7.       Bonds: To the extent required by law, the bank shall require security in the form of a bond for the fidelity and faithful performance of duties by its officers and employees. The bond shall be issued by a bonding company authorized to do business in the State of North Carolina and upon such form as may be approved by the North Carolina Commissioner of Banks. Except as otherwise required by the North Carolina Commissioner of Banks or applicable law, the amount, form, and terms of the bond shall be such as the Board of Directors may require. The premium for the bond is to be paid by the bank.

ARTICLE VI

Contracts, Loans and Deposits

1.       Contracts: The Board of Directors may authorize such officers as it deems appropriate to enter into any contract or execute and deliver any instrument on behalf of the bank, and such authority may be general or confined to specific instances. In addition, unless the Board determines otherwise, each officer of the bank shall have such authority as may be incident to his or her particular office to enter into contracts and execute and deliver instruments on behalf of the bank.

2.       Loans: No loans shall be contracted on behalf of the bank, as debtor, and no evidence of indebtedness on behalf of the bank shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

3.       Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the bank shall be signed by such officer(s), employee(s), or agent(s) of the bank and in such manner as shall from time to time be determined by the Board of Directors or the Chief Executive Officer.

4.       Deposits: All funds of the bank not otherwise employed shall be deposited from time to time to the credit of the bank in such depositories as may be selected by the Board of Directors by resolution.

ARTICLE VII

Certificates for Shares and Their Transfer

1.       Certificates for Shares and Stock Transfer Records: The Board of Directors may authorize the issuance of some or all of the shares of the bank without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by: (i) the Chairman of the Board, the Chief Executive Officer, the President or a Senior Executive Vice President; and (ii) the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the bank. When shares are represented by certificates, the bank shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then, within a reasonable time after the issuance or transfer of such shares, the bank shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

2.       Transfer of Shares: Transfers of shares shall be made and recorded on the stock transfer records of the bank only: (i) by the record holder thereof or by his, her or its duly authorized agent, transferee or legal representative; and (ii) in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the bank for any purpose until it shall have been made and recorded on the stock transfer records of the bank by an entry showing from and to whom transferred.

3.       Lost, Stolen or Destroyed Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, stolen or destroyed, upon receipt of a written statement of such fact from the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may require the claimant or his, her or its legal representative to give the bank a bond in such sum and with such surety or other security as the Board may direct to indemnify the bank against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or the Board may, by resolution, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE VIII

Indemnification of Officers and Directors

1.       Right to Indemnification: Any person who at any time hereafter serves or heretofore has served: (i) as an officer, director or advisory director of the bank; (ii) at the request of the bank as a director, advisory director, officer, partner, or trustee (or in any position of similar authority, by whatever title known) of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or (iii) as a trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the bank to the fullest extent permitted by law against:

(a)       All liability and expenses, including without limitation costs and expenses of litigation and reasonable attorney’s fees, actually and reasonable incurred by him or her in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, and whether or not brought by or on behalf the bank or by or on behalf of any third party, outsider or any other person, seeking to hold him or her liable by reason of or arising out of his or her status or his or her activities in any of the foregoing capacities; and

(b)       Liability incurred by him or her for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above;

provided, however, the bank shall not indemnify or agree to indemnify any person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interest of the bank.

2.       Recovery of Expenses: Any person entitled to indemnification under this Article shall be entitled to recover from the bank his or her reasonable costs, expenses and attorneys’ fees incurred in connection with enforcing his or her right to indemnification.

3.       Advancement of Expenses: Expenses incurred by a director, advisory director or officer of the bank in defending an action, suit or proceeding described above shall, at the request of such director, advisory director or officer, and subject to authorization by the Board, be paid by the bank in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, advisory director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification from the bank under this Article or otherwise.

4.       Reliance: Any person who at any time after the adoption of this Article serves or has served in any of the capacities described in Section 1 herein for or on behalf of the bank shall be deemed to be doing so and to have done so in reliance upon, and as consideration for, the rights provided herein. Such rights shall inure to the benefit of the heirs and legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article.

5.       Amendment: Any amendment, alteration, repeal or other change hereof limiting or restricting in any way the rights, fixed or contingent, granted hereunder shall operate prospectively only and shall not prejudice, defeat or impair any rights of any person existing at the time of such amendment, alteration, repeal or other change.

6.       No Limitation on Other Rights to Indemnification: If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the bank shall nevertheless indemnify each person described in Section 1 herein to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent permitted or required by other applicable law.

7.       Nonexclusivity: The entitlements to advancement of expenses and/or indemnification provided for in this Article VIII are nonexclusive and are separate from any similar rights provided under any law, agreement or otherwise.

ARTICLE IX

General Provisions

1.       Dividends: The Board of Directors may from time to time declare, and the bank may pay, distributions and share dividends to its sole shareholder in the manner and upon the terms and conditions provided by N.C.G.S. §53C-4-7 and other applicable law.

2.       Seal: The seal of the bank shall be in any form approved from time to time or at any time by the Board of Directors.

3.       Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the bank shall be from January 1 to December 31.

4.       Amendments: The Board of Directors of the bank shall have the authority, without the assent or vote of the bank’s sole shareholder, to adopt, make, alter, amend and/or rescind the bylaws or any bylaw of the bank. The bank’s sole shareholder may amend or repeal the bank’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

5.       Voting of Shares of Other Corporations: Except as otherwise directed by the Board of Directors of the bank or required by applicable law, shares of other corporations and associations held by the bank shall be voted in the manner directed by the Chief Executive Officer, the President, the Chief Operating Officer or any Senior Executive Vice President of the bank. All such officers are authorized on behalf of the bank to vote shares of other corporations and associations by proxy and to execute other instruments in connection therewith.

6.       Applicability of the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes: To the extent not inconsistent with or otherwise provided for in these bylaws, management of the bank’s business and regulation of its affairs shall be governed by the provisions of the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes.

7.       Definitions: Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes to the extent defined therein. In addition, without limiting the effect of the foregoing, the term “applicable law” used in these bylaws shall refer to any applicable laws, rules or regulations, including the North Carolina Business Corporation Act and applicable banking laws, rules and regulations.

EXHIBIT 6 TO FORM T-1

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Truist Bank hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

TRUIST BANK

	By:	/s/ Gregory Yanok
Dated: December 21, 2020	Name:	Gregory Yanok
	Title:	Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

As of the close of business on June 30, 2020:

ITEM 1. FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS
TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

Unaudited
(Dollars in millions, except per share data, shares in thousands)	June 30, 2020	December 31, 2019
Assets
Cash and due from banks	$5,116	$4,084
Interest-bearing deposits with banks	36,081	14,981
Securities borrowed or purchased under resale agreements	1,345	1,417
Trading assets at fair value	3,824	5,733
AFS securities at fair value	77,805	74,727
LHFS (including $5,515 and $5,673 at fair value, respectively)	6,323	8,373
Loans and leases	314,825	299,842
ALLL	(5,702)	(1,549)
Loans and leases, net of ALLL	309,123	298,293
Premises and equipment	4,002	3,712
Goodwill	23,882	24,154
CDI and other intangible assets	3,016	3,142
MSRs (including $2,077 and $2,618 at fair value, respectively)	2,077	2,630
Other assets (including $4,849 and $3,310 at fair value, respectively)	31,742	31,832
Total assets	$504,336	$473,078
Liabilities
Noninterest-bearing deposits	$122,694	$92,405
Interest-bearing deposits	253,541	242,322
Short-term borrowings	5,700	18,218
Long-term debt	42,133	41,339
Other liabilities (including $1,263 and $1,440 at fair value, respectively)	11,385	12,236
Total liabilities	435,453	406,520
Shareholders' Equity
Preferred stock, $5 par value, liquidation preference of $25,000 per share	7,143	5,102
Common stock, $5 par value	6,738	6,711
Additional paid-in capital	35,676	35,609
Retained earnings	18,373	19,806
AOCI, net of deferred income taxes	847	(844)
Noncontrolling interests	106	174
Total shareholders' equity	68,883	66,558
Total liabilities and shareholders' equity	$504,336	$473,078
Common shares outstanding	1,347,609	1,342,166
Common shares authorized	2,000,000	2,000,000
Preferred shares outstanding	243	145
Preferred shares authorized	5,000	5,000

The accompanying notes are an integral part of these consolidated financial statements.

4 Truist Financial Corporation